Exhibit 10.1

[***]	CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MANUFACTURING AND SUPPLY AGREEMENT

This MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”), effective as of August 19, 2008 (the “Effective Date”), is made by and between NeurogesX Inc., a Delaware California corporation having a principal place of business at 2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404 U.S.A. (“NeurogesX”), and Formosa Laboratories, Inc., a Taiwanese corporation having a principal place of business at 36-1 Hoping Street, Louchu County, Tauyuan, Taiwan 338 (“Supplier”). NeurogesX and Supplier may be referred to herein each, individually, as a “Party” or, collectively, as the “Parties”.

BACKGROUND

A. NeurogesX has developed and is currently in the process of seeking marketing approval for a product which incorporates trans-capsaicin (the “API” as further defined below) for the treatment of neuropathic pain.

B. Supplier has developed methods for and has experience and know how in manufacturing API under GMP conditions.

C. NeurogesX desires to engage Supplier, and Supplier desires to perform, the manufacturing and supply of such API in bulk form for NeurogesX, all on the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the meanings indicated below:

1.1 “Act” shall mean the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder, as such may be amended from time to time.

1.2 “API” shall mean the Active Pharmaceutical Ingredient as set forth in the Specifications. An API is any component that is intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment or prevention of disease, or to affect the structure or any function of the body of humans or other animals. The term includes those components that may undergo chemical change in the manufacture of the drug product and be present in the drug product in a modified form intended to furnish the specified activity or effect.

1.3 “Approval” shall have the meaning as set forth in Section 7.1 below.

1.4 “Batch Log Records” shall mean all documentation and records related to the manufacturing process for each batch of API.

1.5 “Confidential Information” shall have the meaning as set forth in Section 10.1 below.

1.6 “Deliverables” shall mean the test results, reports and other items that Supplier is obligated to provide to NeurogesX pursuant to a Proposal.

1.7 “Documentation” shall mean all written materials generated in connection with the Services, including the Batch Log Records, Master Production Record, test results, Certificate of Analysis (“CoA”), analytical test methods, reports, protocols and any other documents related to the manufacturing process for the API, as well as such other documents reasonably necessary for NeurogesX to complete its regulatory filings.

1.8 “Facility” shall mean Supplier’s GMP manufacturing facility located at [***].

1.9 “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto.

1.10 “GLP” shall mean good laboratory practice.

1.11 “GMP” shall mean current good manufacturing practice and standards as provided for (and as amended from time to time) in the Current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations Title 21 (21 CFR § 11, § 210 and § 211) and in European Community Directive 2004/27/EC and 2004/28/EC (Principle and guidelines of good manufacturing practice for medicinal products) in relation to the production of pharmaceutical products, as interpreted by the ICH Harmonized Tripartite Guideline, any U.S., European, or other applicable laws, regulations or respective guidance documents subsequently established in the Territory, and any arrangements, additions or clarifications agreed from time to time between the Parties.

1.12 “LTS” shall mean Loehmann Therapie-Systeme AG and its subsidiaries.

1.13 “Master Production Record” shall mean the certain documents approved by NeurogesX that define the manufacturing methods and procedures, test methods, specifications, materials, and other procedures, directions and controls associated with the manufacture and testing of API.

1.14 “NeurogesX Property” shall have the meaning set forth in Section 6.2 below.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.15 “Quality Agreement” shall mean that certain Commercial Quality Assurance Agreement between the Parties dated June 7, 2006, which is attached hereto as Exhibit A and as such may be modified pursuant to the terms set forth therein.

1.16 “Raw Materials” shall mean all raw materials, supplies, components and packaging necessary to manufacture the API in accordance with the Specifications and Master Production Record.

1.17 “Regulatory Requirements” shall mean (i) compliance with all applicable laws, rules, guidelines, regulations and standards of governmental authorities, including GMP, and (ii) obtaining and maintaining all licenses and other authorizations required by regulatory authorities, that in each case are applicable to the manufacturing, processing, and supply activities hereunder, the Facility, or any other facilities at which any of the manufacturing or process activities hereunder may be performed or are applicable in the Territory.

1.18 “Services” shall mean the development, validation, and/or other services performed by Supplier pursuant to a Proposal.

1.19 “Specifications” shall mean with respect to API, the specifications set forth on Exhibit B hereto, as such may be modified pursuant to Section 3.5 below.

1.20 “Supplier Background Technology” shall mean all patent rights, know-how and other intellectual property rights developed by Supplier outside the scope of this Agreement (including outside the scope of any Services) without use of or reference to NeurogesX’ Confidential Information, or otherwise acquired or licensed by Supplier, in each case to the extent controlled by Supplier as of the Effective Date or at any time during the term of this Agreement.

1.21 “Proposal(s)” shall have the meaning set forth in Section 4.1 below, as such may be modified pursuant to Section 4.3 below.

1.22 “Territory” shall mean [***].

1.23 “$” shall mean the lawful currency of the United States of America.

ARTICLE 2

SUPPLY

2.1 API Supply. Subject to the terms and conditions of this Agreement, Supplier shall supply to NeurogesX all quantities of the API ordered by NeurogesX under this Agreement. Supplier shall supply to NeurogesX the API in kilogram orders, but shall not supply the API by aggregating the excess API of batches manufactured by Supplier for third party clients. In addition, NeurogesX has the exclusive right to purchase any full batch manufactured solely for NeurogesX by submitting an Order pursuant to Section 2.4 below. In addition, Supplier shall use its best efforts to fulfill the Orders using as few manufacturing runs as possible.

2.2 Raw Materials. Supplier shall be responsible, at its expense, for procuring, inspecting and releasing adequate amounts of Raw Materials from vendors approved by NeurogesX, to meet NeurogesX’ purchase orders, unless otherwise agreed to by the Parties in

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

writing. NeurogesX approval of vendors shall not be unreasonably withheld or delayed. NeurogesX reserves the right to require the Supplier to purchase Raw Materials from a particular vendor at a reasonable price upon prior written notice of twelve (12) weeks. If the required change of vendor results in a cost increase of Raw Materials and as a consequence causes the Batch Prices of API, as stated in Exhibit D attached hereto, to increase more than [***], NeurogesX shall be responsible for that equivalent increase in the Batch Prices of API. Further, Supplier shall conduct tests on each Raw Material and shall provide NeurogesX with the results of such tests. Such tests include, but are not limited to quality tests to determine the purity, impurity, presence of any heavy metals and tests to identify the raw materials of the API.

2.3 Forecasts. At least [***] before the commercial launch of the API or a product incorporating the API (such product a “Product”), NeurogesX shall provide Supplier with an initial forecast of the quantities of API estimated to be required from Supplier during the four (4) calendar quarter periods following such launch. Thereafter, at least ninety (90) days prior to each calendar quarter (“Q1”), NeurogesX will provide Supplier with a rolling forecast of the quantities of API estimated to be required during Q1 and the next three (3) calendar quarters (“Q2”, “Q3” and “Q4”, respectively). For clarity, all forecasts provided to Supplier under this Section 2.3 are for advisory purposes, with the exception of Q1 demand which will be binding.

2.4 Orders. NeurogesX’ orders for API shall be made pursuant to a written purchase order on its standard form specifying the desired quantity of API (each an “Order”), and will provide for shipment in accordance with reasonable delivery schedules and lead times as may be agreed upon from time to time by Supplier and NeurogesX so long as the minimum lead time shall be at least [***] and a maximum lead time of [***] unless otherwise agreed to by the Parties. In the event that the actual quantity of Raw Materials required to fulfill NeurogesX’s purchase order falls short of the quantity of Raw Materials ordered by the Supplier pursuant to written purchase order, [***] shall bear the difference between Raw Material payments for the actual purchase order quantities. Such payment can be credited against the next Order for API as prepayment from [***]. NeurogesX shall exercise its ability, if desired, to purchase full batches at the time the Order is made. ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT WILL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED UNLESS THE PARTIES SPECIFICALLY AGREE IN WRITING FOR SUCH TERMS OR CONDITIONS TO SUPPLEMENT OR SUPERCEDE THE TERMS AND CONDITIONS OF THIS AGREEMENT.

2.5 Packaging. API shall be shipped packaged in containers in accordance with the applicable Specifications or as otherwise agreed by the Parties in writing. Each such container will be individually labeled in accordance with any regulatory requirements which may include a description of its contents, including the manufacturer lot number, quantity of API, and expiration date and/or retest date.

2.6 Delivery. Supplier shall deliver the quantities of API ordered by NeurogesX on the dates specified in NeurogesX’ purchase orders submitted in accordance with Section 2.4 above. All API shall be delivered C.I.P. (Incoterms 2000) to named place of destination. Upon Supplier’s delivery of the API, C.I.P. place of destination, NeurogesX will bear all risk of loss,

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

delay, or damage. [***] shall select the carrier. All API delivered hereunder shall be suitably packed for shipment by Supplier in accordance with good commercial practice, and instructions provided to Supplier by NeurogesX, with respect to protection of such API during transportation and marked for shipment to NeurogesX’ specified receiving point.

2.7 Cost Reduction. The Parties will participate in cost reduction projects pertaining, but not limited to, the manufacture and supply of API for NeurogesX. If a Party identifies a potential cost reduction measure, the identifying Party shall disclose the details to the other Party so that both Parties can evaluate whether such measure should be implemented and agree upon the costs of implementing such measure and the resulting cost savings. In the event the Parties agree on implementing a cost saving measure, the Parties agree to come together and discuss who will pay for the cost implementation and negotiate how to share the cost savings and the Parties shall adjust the price of the API and revise Exhibit D accordingly.

2.8 Shortage of Supply of API. Supplier shall promptly notify NeurogesX if Supplier has any reason to believe that it may be unable to deliver API in accordance with NeurogesX’ purchase orders to the extent that Supplier is obligated to supply API hereunder, including if Supplier is experiencing manufacturing difficulties that it believes create a reasonable possibility of disrupting supply in the future. In such event, the Parties shall meet and cooperate reasonably in order to formulate a plan in an effort to avoid any such disruption, such plan may include Supplier or NeurogesX identifying potential backup suppliers of API (each, an “Alternate Supplier”) or NeurogesX manufacturing the API.

ARTICLE 3

QUALITY

3.1 Quality. All API supplied by Supplier shall meet the Specifications (as may be amended) and shall be manufactured, packaged, tested and stored at the Facility in accordance with the Quality Agreement, all applicable Approvals and Regulatory Requirements, including GMP manufacturing and record keeping procedures.

3.2 Quality Control. Prior to each shipment of API, Supplier shall perform quality control testing procedures and inspections to verify that the API to be shipped conforms fully to the Specifications, as set forth in the Quality Agreement. Each shipment of API shall be accompanied by a Certificate of Analysis (“CoA”) issued by the Supplier, in a form agreed upon with NeurogesX, describing all current requirements of the Specifications, results of test performed certifying that the API supplied have been manufactured, controlled and released at the Facility in accordance with the Specifications, all Approvals and applicable Regulatory Requirements. In the event of a dispute between the parties over a GMP issue(s), NeurogesX and Supplier agree to submit the issue to a mutually agreed upon independent consultant, and the consultant’s opinion shall be binding upon the both parties in regards to that GMP issue(s). The expense of obtaining the independent consultant’s binding opinion shall be borne by the losing Party.

3.3 Acceptance. Acceptance by NeurogesX of API manufactured by Supplier shall be subject to inspection and applicable testing, by NeurogesX or its designee as set forth in the Quality Agreement and Exhibit E. If on such inspection or testing, NeurogesX or its designee

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

discovers that any API fails to conform with the Specifications, any GMP requirements, any Regulatory requirements, or otherwise fails to conform to the warranties given by Supplier in Section 8.1 below, NeurogesX or such designee may reject such API, which rejection will be accomplished by giving written notice to Supplier that specifies the manner in which the API fails to meet the foregoing requirements. Upon request from Supplier, NeurogesX shall return the rejected API in accordance with Supplier’s reasonable instructions at Supplier’s expense, provided that such instructions comply with all applicable laws, regulations and Regulatory Requirements. [***]. Supplier shall [***] replace rejected API within the shortest possible time within [***] after Supplier’s receipt of notice thereof provided materials are available, and in any event within [***]. The replacement of rejected API shall have priority over the supply of API ordered for shipment not more than [***] before, or any time after, the rejection of such nonconforming API. If an API shipment or part thereof is rejected before the date on which payment is due therefor, NeurogesX may withhold payment for such shipment or the rejected portion thereof. If an API shipment or portion thereof is rejected after payment, NeurogesX may credit the amount paid therefor against other amounts due to Supplier hereunder. [***]. The warranties given by Supplier in Section 8.1 below shall survive any failure to reject by NeurogesX under this Section 3.3.

3.4 Latent Defects. As soon as either Party becomes aware of any defect in any API that is not discoverable upon a reasonable inspection or quality control testing as set forth in the Specifications (“Latent Defect”), but in no case later than thirty (30) days after reaching such awareness, it shall immediately notify the other Party, and both parties shall determine as to the responsibility of such Latent Defect pursuant to Section 3.3. Supplier will only be responsible for Latent Defects resulting from any deviation from the manufacturing process on the part of Supplier including any deviation from the terms, conditions and/or specification(s) outlined in the Quality Assurance Agreement, reasonably demonstrated, relative to its manufacturing, packaging, and testing services responsibilities according to this Agreement. Any Latent Defect solely related to compatibility issues will not be the financial responsibility of Supplier. The term “compatibility issues” as used in this Section 3.4 shall mean a previously unknown chemical reaction between the API or Product’s chemical components and packaging.

3.5 Changes to the Specifications. Any changes to the Specifications will be made in accordance with the Quality Agreement.

3.6 Lot Records; Samples. Supplier shall maintain lot records in accordance with the Quality Agreement. Subject to the foregoing, Supplier shall notify NeurogesX before disposing of any of the foregoing, and NeurogesX shall have the option of having such records and samples delivered to NeurogesX or its designee. Upon the request of NeurogesX, Supplier shall provide NeurogesX reasonable access to and copies of such records and samples at NeurogesX’ expense.

ARTICLE 4

SERVICES

4.1 Scope of Services. From time to time during the term of this Agreement, NeurogesX may request and Supplier may agree to perform certain services for NeurogesX relating to the API or its manufacture (the “Services”), all as described in one or more mutually

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

agreed proposals which shall be attached hereto as Exhibit C (each, a “Proposal”). Such services may include, but are not limited to on-going batch stability studies for NeurogesX and future product development. Each Proposal shall be numbered consecutively (for example, the initial Proposal would be Proposal #1 and set forth in detail the Services to be performed by Supplier, including without limitation, the timeline for delivery of reports and other Deliverables, the fees to be charged, and the like). The Parties may modify Exhibit C hereto to revise an existing Proposal pursuant to Section 4.3 below or otherwise add a new Proposal, provided, that no Proposal, or any modification thereto, shall be attached to or made a part of this Agreement without first being executed by the Parties hereto in writing which specifically references this Agreement.

4.2 Standards of Performance. Supplier will use [***] to perform Services and deliver to NeurogesX the completed Deliverables, all in accordance with the respective Proposal, including without limitation, the specifications and the timelines set forth therein. All Services shall be conducted in a good, scientific manner in compliance with all applicable Regulatory Requirements, GLP, laws and regulations.

4.3 Changes to Proposals. NeurogesX may, at any time, submit to Supplier a request for changes to any Proposal. NeurogesX agrees to pay Supplier the reasonable costs associated with such change, as [***] in advance [***] in writing. Supplier shall use its [***] to make all changes requested by NeurogesX, and to minimize the time and additional charges required as a result of such changes. Without limiting the foregoing, if Supplier can implement the requested changes without resulting in increases in Supplier’s time or cost, and without affecting Supplier’s ability to meet the Services timeline as set forth in such Proposal, Supplier shall implement such changes in accordance with such timeline at no additional cost to NeurogesX.

4.4 Acceptance of Deliverables under a Proposal. Supplier shall timely deliver to NeurogesX or its designee each Deliverable resulting from the Services. Acceptance by NeurogesX of such Deliverables shall be subject to inspection and other testing by NeurogesX or its designee. If on such inspection or testing NeurogesX or its designee discovers that the Deliverable fails to conform to the applicable specifications, NeurogesX or such designee may reject such Deliverable upon written notice. Upon request from Supplier, NeurogesX shall return the rejected Deliverable in accordance with [***], provided that such instructions comply with applicable laws, regulations and Regulatory Requirements. If NeurogesX rejects a Deliverable, Supplier shall promptly correct the failure(s) specified in the rejection notice and re-deliver to NeurogesX, at Supplier’s cost and expense (including re-delivery costs), a replacement Deliverable that meets the applicable specifications, for acceptance testing under this Section 4.4. If Supplier disagrees with NeurogesX’ determination, the Parties agree to proceed according to Section 3.3 above.

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.5 Reporting/Transfer of Results.

(a) In connection with the Services and as applicable, Supplier will provide NeurogesX with regular written reports, as part of the Deliverables or as requested by NeurogesX, and a final written report upon completion of each Service, of all results and NeurogesX IP developed or generated during the course of the Services. Supplier shall provide reasonable assistance to NeurogesX in NeurogesX’ efforts to understand and use the information contained in such reports. Supplier agrees that the first time Supplier provides any information in such reports that Supplier believes to be Supplier Background Technology or Supplier Improvements, such information shall be fully described in a separate section in such report.

(b) Supplier will also respond to NeurogesX’ reasonable inquiries, at Supplier’s expense, regarding the status of the Services on an ongoing basis, and Supplier will endeavor to keep NeurogesX reasonably informed of interim results on an informal basis, including, if requested, periodic meetings at Supplier’s facility to discuss results and progress of the Services, and Supplier will follow any reasonable instructions or direction of NeurogesX with regard to the Services.

ARTICLE 5

PAYMENTS

5.1 API Orders.

(a) Price. The price to be paid by NeurogesX per kilogram (kg) of API ordered by NeurogesX shall be as set forth on Exhibit D hereto. The parties agree [***] may be made by [***] during the term of this Agreement based on [***]; provided, however [***] measured at the beginning of such [***]. Further adjustments may be made to price to account for changes in the quantity of API to be supplied or applicable run sizes, provided that such increases are agreed by NeurogesX in advance. Also, price adjustments may occur upon modifications to the Specifications requested by either Party to the extent of any [***] resulting from such changes in Specifications, consistent with Sections 2.7 and 3.5.

(b) [***]

(c) Invoicing; Payment. In accordance with the flow chart in Exhibit E attached hereto, Supplier shall submit the first invoice to NeurogesX for [***] of the Order cost after completing the manufacturing run, generating the CoA and Certificate of Compliance and submitting Batch Documentation to NeurogesX. Supplier shall submit the second invoice to NeurogesX for [***] of the Order cost upon NeurogesX approval of manufacturing release. In addition, if NeurogesX is unable to approve the release for shipping within 60 days of approval of manufacturing release, NeurogesX shall be responsible for any and all storage fees pursuant to GMP. Supplier shall submit a third invoice to NeurogesX for [***] of the Order cost upon NeurogesX confirmation that the Order meets the specifications based on a NeurogesX approved third party’s documentation and CoA. All invoices will be sent to the address specified in the applicable Order, and each invoice will state the aggregate and unit price for API in a given shipment, plus any taxes, or other costs incident to the purchase by NeurogesX under this Agreement. All payments pursuant to this Agreement, or an Order shall be made by wire transfer in U.S. dollars within [***] of NeurogesX’ receipt of the invoice.

(d) Currency Fluctuation. The currency exchange rate between the US dollar and Taiwan dollar shall be set at the market rate at the end of the trading day on the Effective Date of this Agreement. In the event that the exchange rate between the two currencies

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

fluctuates more than [***] between the Effective Date and the date an Order is submitted to Supplier, NeurogesX and Supplier agree that the percentage change in the currency exchange shall be equally split between the Parties. Solely for clarity and example purposes, if the US dollar [***] in value relative to the Taiwan dollar between the Effective Date and an Order date, NeurogesX would agree to pay the contract amount [***] of the contract amount to account for the US dollar value decrease.

5.2 Services. In consideration for the Services performed by Supplier, NeurogesX agrees to pay to Supplier in U.S. dollars by wire transfer the amounts set forth in the applicable Proposal in accordance with the terms and conditions set forth therein.

ARTICLE 6

OWNERSHIP AND LICENSES

6.1 Background IP. Each Party shall retain all right, title and interest in and to all inventions (whether or not patentable), discoveries, technology and know-how (collectively, “Inventions”) that are owned or controlled by such Party as of the Effective Date or developed and/or acquired by such Party entirely independently and outside of this Agreement after the Effective Date.

6.2 NeurogesX Property. NeurogesX shall own all data, documents, protocols, and materials created, reduced to practice or compiled by Supplier in the course of performing Services that are based on NeurogesX’ Confidential Information (collectively, the “NeurogesX Property”).

6.3 Supplier Technology. Pursuant to Section 6.1, Supplier shall own all right, title and interest in and to the Supplier Background Technology and all improvements and modifications thereto, which improvements are of a general nature, performed independently, without use of or reference to NeurogesX’ Confidential Information, including for example, standard operating procedures, software or laboratory methodologies (the “Supplier Improvements”).

ARTICLE 7

REGULATORY MATTERS

7.1 Regulatory Approvals. NeurogesX, itself or through its agents, shall have the right to correspond with and submit regulatory applications and other filings to the FDA or other regulatory authorities to obtain approvals to import, export, sell, or otherwise commercialize the API alone or with other products (each, an “Approval” and collectively, “Approvals”) as NeurogesX deems useful or necessary, however, NeurogesX agrees that it shall not, sell or otherwise commercialize the API other than as a component of a product. Except as otherwise required by law, Supplier shall not correspond directly with the FDA or any other regulatory agency relating to the process of obtaining Approvals or any obtained Approval for the API without NeurogesX’ prior consent. [***]. Not withstanding the foregoing, Supplier may maintain its own Drug Master File (DMF) with the FDA. Supplier agrees to allow NeurogesX, its affiliates and sublicensees to reference any DMF filed with the FDA related to the API and/or NeurogesX’s commercialization efforts.

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Information. Without limiting Section 7.1 above, Supplier shall promptly provide NeurogesX all written and other information, other than information developed for other Supplier clients and subject to a confidentiality obligation, in Supplier’s possession or control that is necessary or useful for NeurogesX to apply for, obtain, and maintain Approvals for a product, which incorporates the API, including without limitation, Documentation, information relating to the Facility, process, methodology, or components used in the manufacture, processing, or packaging of the API or other information required to be submitted to the FDA or other regulatory authorities in the form of a marketing application or to support a post-approval change. In addition, Supplier shall immediately inform NeurogesX when any such information is no longer current and reflective of current manufacturing practices, procedures, or the Specifications and provide updated information to NeurogesX through agreed channels for managing change according to the Quality Agreement.

Inspections. Supplier shall permit the FDA and other regulatory authorities to conduct inspections of the Facility as the FDA or other regulatory authorities may request, and shall cooperate with the FDA or other regulatory authorities with respect to the inspections and any related matters, in each case relating to the API. Supplier shall give NeurogesX prior notice, to the extent practicable, of any such inspections, and keep NeurogesX informed about the results and conclusions of each regulatory inspection, including actions taken by Supplier to remedy conditions cited in the inspections. Responses to any 483 observations (or equivalent observations from other Regulatory Authorities) that directly relate to API have to be approved by NeurogesX before they are submitted. In addition, Supplier shall allow NeurogesX or its representative to assist in the preparation for and be present at the inspections to participate in discussion directly related to the API or its manufacture. Supplier will provide NeurogesX with copies of any written inspection reports issued by the regulatory agency and all correspondence between Supplier and the regulatory agency, including, but not limited to, FDA Form 483, Notice of Observation, and all related correspondence, in each case relating to the API or general manufacturing concerns (i.e., facility compliance or the like). NeurogesX and its regulatory consultants, agents, marketing partners, and other third parties, under reasonable confidentiality requirements, shall have access to all regulatory and quality assurance GMP audits of Supplier to assess regulatory compliance and to the buildings, records, and areas of the Facility or other facilities involved in the manufacture, testing, storage, and shipment of the API.

7.2 Maintenance of Approvals. Notwithstanding anything in the Agreement to the contrary, Supplier shall not undertake any modifications to the API manufacturing or testing processes or use any subcontractors or vendors in any way that could delay or otherwise impact the Approvals or other regulatory submissions, including without limitation, regulatory product reviews, Investigational New Drug applications (INDs), New Drug Applications (NDAs), or any other compliance status without the prior written agreement of NeurogesX.

7.3 Reporting. Pursuant to the FDA’s and other applicable regulatory agency’s regulations and policies, NeurogesX may be required to report information that reasonably suggests that an API may have caused or contributed to the death or serious injury. Accordingly, Supplier shall inform NeurogesX of any such information promptly after becoming aware of it so that NeurogesX can comply with such reporting requirements.

7.4 Records. Supplier shall maintain adequate and accurate records covering the manufacture, stability programs, quality control testing, storage and release of API supplied hereunder and all other Services provided hereunder, in accordance with GMPs and all Regulatory Requirements, for as long as required under applicable laws and regulations, and then for a period of [***] thereafter. Supplier will make such records available to NeurogesX, its designees and regulatory agencies as requested by NeurogesX, at no additional cost to NeurogesX. Subject to the foregoing maintenance requirement, Supplier shall notify NeurogesX before destroying any such records, and NeurogesX shall have the option of having such records delivered to NeurogesX or its designee at NeurogesX’ cost.

ARTICLE 8

PRODUCT WARRANTIES

8.1 Supplier Product Warranties. Supplier represents and warrants that:

(a) Specifications. All API supplied hereunder shall comply with the Specifications shown on the CoA provided for the particular shipment pursuant to Section 3.2 above;

(b) Regulatory Requirements. The Facility, the manufacturing and supply activities contemplated herein and all API supplied hereunder shall comply with the Regulatory Requirements and the Quality Agreement, and all Raw Materials used in the manufacture of API hereunder shall comply with the applicable specifications, Regulatory Requirements, and the Quality Agreement;

(c) Compliance with FFDCA. None of the API supplied to NeurogesX under this Agreement shall be adulterated or misbranded within the meaning of the Act; and

(d) No Encumbrance. Title to all API supplied under this Agreement shall pass as provided in this Agreement, free and clear of any security interest, lien, or other encumbrance.

(e) As of the Effective Date, to its knowledge, Supplier’s method of manufacturing the API does not infringe any patent, trademark, trade secret, or other proprietary rights of third parties to the API.

8.2 NeurogesX Product Warranties. NeurogesX represents and warrants that:

(a) upon marketing authorization NeurogesX is responsible for ensuring that any product incorporating the API conforms to all applicable regulatory and legal requirements and Approvals, and will continue to so conform during the term of this Agreement.

8.3 Recalls. If NeurogesX is required by any regulatory agency to recall the API or if NeurogesX voluntarily initiates a recall of the API and, in either case, if such recall is a result of a breach of any of the warranties set forth in Sections 8.1(a) through 8.1(d) above, Supplier shall bear the out-of-pocket costs of such recall.

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 9

TERM AND TERMINATION

9.1 Term. The term of this Agreement shall commence on the Effective Date and continue in full force until the tenth (10th) anniversary of the Effective Date, unless terminated earlier in accordance with this Article 9 of this Agreement. This Agreement may be extended for additional two (2)-year periods at NeurogesX’ sole option upon written notice to Supplier at least six (6) months prior to expiration of the then-current term.

9.2 Termination for Breach. Either Party may terminate this Agreement upon written notice in the event that the other Party shall have materially breached this Agreement, and such breach is not cured within [***] after receiving written notice of such breach. Notwithstanding the foregoing, if during such [***] period, the allegedly breaching Party disputes that it has materially breached this Agreement, then the other Party shall not have the right to terminate this Agreement until it has been finally determined in accordance with Section 13.2 below that the allegedly breaching Party has materially breached this Agreement, and such Party fails to comply herewith within [***] thereafter.

9.3 Permissive Termination

(a) Services. [***].

(b) Agreement. NeurogesX may terminate this Agreement upon [***] prior written notice to Supplier. In the event of a termination by NeurogesX, NeurogesX will continue to be obligated under this Agreement for all open purchase orders and continue to be obligated under Section 2.3 for any residual inventory.

(c) Supplier may terminate this agreement upon [***] prior written notice to NeurogesX.

9.4 Effect of Expiration or Termination.

(a) Rights and Obligations. Termination or expiration of this Agreement shall not relieve a Party from any liability that, at the time of such termination or expiration, has already accrued to the other Party. Upon expiration or termination of this Agreement: Supplier shall, as promptly as practicable (i) cease all work on the Services, and (ii) turn over to NeurogesX all Deliverables, Documentation and NeurogesX Property (whether in written or electronic form, including any work in progress) which are then in Supplier’s possession or control. Supplier shall have the right to retain a copy of all Documentation for legal purposes.

(b) Survival. The provisions of Sections 1, 2.8, 6, 7.2, 7.3, 7.5, 7.6, 8, 9, 10, 11, 12, and 13 of this Agreement shall survive the termination or expiration of this Agreement for any reason. Section 3.3, 3.4, 4.4, 4.5 shall survive any termination or expiration of this Agreement with respect to APIs or Deliverables delivered pursuant to this Agreement.

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 10

CONFIDENTIALITY

10.1 Confidential Information. The Parties may from time to time disclose to each other Confidential Information. “Confidential Information” means any information disclosed by one Party to the other Party. For avoidance of doubt, all executed Batch Log Records for NeurogesX, Specifications and NeurogesX IP shall be deemed the Confidential Information of NeurogesX. However, for any API batches not entirely purchased by NeurogesX, and where a portion of the remaining quantity is purchased by a third party, Supplier shall be allowed to disclose to that third party, pursuant to a non-disclosure agreement between Supplier and such third party, the Certificate of Analysis and Batch Log Records for that specific API batch. Notwithstanding the foregoing or anything herein to the contrary, Confidential Information shall not include any information that, in each case as demonstrated by written documentation: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or (d) was subsequently lawfully disclosed to the receiving Party by a person other than the disclosing Party.

10.2 Confidentiality. Each Party shall hold and maintain in strict confidence all Confidential Information of the other Party disclosed under this Agreement. All prior disclosures between the parties shall also be held in confidence according to the terms of this Agreement . Without limiting the foregoing, neither Party shall use or disclose the Confidential Information of the other Party, except as otherwise permitted by this Agreement or as may be necessary or useful to exercise its rights (including in the case of NeurogesX, its rights to NeurogesX Property) or perform its obligations under this Agreement. Nothing contained in this Article 10 of this Agreement shall prevent either Party from disclosing any Confidential Information of the other Party to the extent reasonable necessary in prosecuting or defending litigation, complying with applicable governmental laws, regulations, such as SEC regulations, or court order or otherwise submitting information to tax or other governmental authorities, in submissions to regulatory authorities, or as a part of patent applications filed on inventions made under this Agreement; provided that if a Party is required by law to make any such disclosure, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other Party of such disclosure and, save to the extent inappropriate in the case of patent applications or the like, will use its reasonable efforts to secure confidential treatment of such information.

10.3 Confidential Terms. Each Party shall treat the terms of this Agreement as the Confidential Information of the other Party. Notwithstanding anything to the contrary, however, each Party may disclose the terms of this Agreement (a) to advisors, actual or potential investors, lenders and potential lenders, acquisition partners, sublicensees, and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or (b) as required by securities or other applicable laws or regulations, such as SEC regulations.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES

11.1 Supplier. Supplier represents and warrants that: (a) it has full power to enter into this Agreement; (b) it has the corporate authority to enter into and execute the Agreement; (c) Supplier shall fully comply with the requirements of any and all applicable federal, state, local and foreign laws, regulations, rules, and orders of any governmental body having jurisdiction over the activities contemplated by this Agreement or having jurisdiction over the Territory and to the extent applicable to Supplier, including all Regulatory Requirements; (d) it shall perform all Services in a professional manner in accordance with industry standards; (e) the manufacture and supply of API hereunder will not infringe or misappropriate any intellectual property right of any third party and (f) it has not been debarred under the Generic Drug Enforcement Act of 1992 and that it will not employ any person or entity that has been so debarred to perform any activities under this Agreement.

11.2 NeurogesX. NeurogesX represents and warrants that: (a) it has full power to enter into the Agreement; (b) it has obtained all necessary corporate approvals to enter and execute into this Agreement; and (c) NeurogesX shall fully comply with the requirements of any and all applicable federal, state, local and foreign laws, regulations, rules and orders of any governmental body having jurisdiction over the activities contemplated by this Agreement and to the extent applicable to NeurogesX.

11.3 Disclaimer. EXCEPT AS PROVIDED IN THIS ARTICLE 11, SECTION 8.1 AND 8.2 ABOVE, NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF AND EACH PARTY EXPRESSLY DISCLAIMS ANY SUCH ADDITIONAL REPRESENTATIONS, WARRANTIES OR CONDITIONS.

ARTICLE 12

INDEMNIFICATION

12.1 NeurogesX. NeurogesX shall indemnify, defend, and hold harmless Supplier, its directors, officers, employees, agents, successors and assigns from and against any liabilities, expenses, or costs (including reasonable attorneys’ fees and court costs) arising out of any claim, complaint, suit, proceeding, or cause of action brought against any of them by a third party resulting from: [***], in each case subject to the requirements set forth in Section 12.3 below. Notwithstanding the foregoing, NeurogesX shall have no obligations under this Section 12.1 for any liabilities, expenses, or costs to the extent arising out of or relating to claims covered under Section 12.2 below. NeurogesX shall indemnify and hold harmless Supplier from any third party claims, actions, proceedings alleging the [***].

12.2 Supplier. Supplier shall indemnify, defend, and hold harmless NeurogesX, its directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses, and costs (including reasonable attorneys’ fees and court costs) arising out of any claim, complaint, suit, proceeding, or cause of action brought against any of them by a third party resulting from: (a) the negligent or intentionally wrongful acts or omissions of Supplier; and (b) breach by Supplier of any of its representations and warranties under this Agreement, in each case

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

subject to the requirements set forth in Section 12.3. Notwithstanding the foregoing, Supplier shall have no obligations under this Section 12.2 for any liabilities, expenses, or costs to the extent arising out of or relating to claims covered under Section 12.1 above. Supplier shall indemnify and hold harmless NeurogesX from any IP Claims arising from the manufacture, sale and use of the API under this Agreement by or for NeurogesX, which IP Claims are caused by use of any technology or intellectual property owned or supplied by Supplier.

12.3 Indemnification Procedure. A Party that intends to claim indemnification (“Indemnitee”) under this Article 12 shall promptly notify the indemnifying Party (“Indemnitor”) in writing of any third party claim, suit, or proceeding included within the indemnification described in this Article 12 (each a “Claim”) with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and settlement of the Claim. The Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense or settlement of the Claim. The indemnification obligations under this Article 12 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor. The Indemnitee and its employees, at the Indemnitor’s request and expense, shall provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to Claims.

ARTICLE 13

GENERAL

13.1 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the United States and the State of California, including the Uniform Commercial Code as adopted by California, without reference to conflict of laws principles and excluding the 1980 U.N. Convention on Contracts for the International Sale of Goods.

13.2 Disputes. In the event of any dispute or claim arising out of or in connection with this Agreement, or the performance, breach or termination thereof, either Supplier or NeurogesX may, by written notice to the other Party, have such dispute referred to the Chief Executive Officers (or equivalent) of Supplier and NeurogesX, for attempted resolution by good faith negotiations within [***] after such notice is received by such other Party.

13.3 English Language. This Agreement shall be made in the English language, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding upon the Parties. All communications and notices to be made pursuant to this Agreement shall be in the English language.

13.4 Implied Obligations. This Agreement sets forth all of the rights and obligations of the Parties with respect to the subject matter hereof.

13.5 Force Majeure. Nonperformance of any Party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, terrorism, blackout, flood, governmental acts, orders, or restrictions or failure of suppliers.

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

13.6 Assignment. The rights and obligations of each Party under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other Party. Any assignment in violation of this Section 13.6 shall be null and void. Notwithstanding the foregoing, either Party may transfer or assign its rights and obligations under this Agreement, without the consent of the other Party, to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise if the assignee or transferee has agreed to be bound by the terms and conditions of this Agreement.

13.7 Subcontractors. Supplier agrees not to subcontract its performance of any activities under this Agreement, including the Services and the supply of API to NeurogesX pursuant to Article 2, without NeurogesX’ prior written approval, such approval not to be unreasonably withheld or delayed.

13.8 Notices. Any notice or report required or permitted to be given or made under this Agreement by either Party shall be in writing and delivered to the other Party at its address indicated in this Agreement (or to such other address as a Party may specify by notice under this Agreement) by courier or by registered or certified airmail, postage prepaid, courier service, or by facsimile, which facsimile is promptly confirmed, in writing, by registered or certified airmail, postage prepaid. All notices shall be effective as of the date received by the addressee.

If to Supplier:	Formosa Laboratories, Inc. No.36-1, Hoping Street, Louchu County Taoyuan, Taiwan Attn: [***] Fax: +[***]

If to NeurogesX:	2215 Bridgepointe Parkway San Mateo, California, 94404 U.S.A. Attn: [***] Fax: [***]

With copy to [***]

13.9 Limitation of Liability. EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER ARTICLE 12 ABOVE OR IN THE CASE OF WILLFUL BREACH OF THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

13.10 Headings. Headings included herein are for convenience only, do not form a part of this Agreement, and shall not be used in any way to construe or interpret this Agreement.

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

13.11 Non-Waiver. Any waiver of the terms and conditions hereof must be explicitly in writing. The waiver by either of the Parties of any breach of any provision hereof by the other shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

13.12 Severability. Should any section, or portion thereof, of this Agreement be held invalid by reason of any law, statute, or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, such section or portion thereof will be validly reformed so as to approximate the intent of the Parties as nearly as possible and, if unreformable, will be deemed divisible and deleted with respect to such jurisdiction, but the Agreement will not otherwise be affected.

13.13 Independent Contractors. The relationship of NeurogesX and Supplier established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between NeurogesX and Supplier. Neither Party shall have any right, power, or authority to assume, create or incur any expense, liability, or obligation, express or implied, on behalf of the other.

13.14 Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and cancels and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. Notwithstanding the foregoing, to the extent the terms and conditions of the body of this Agreement conflict with the terms and conditions of any Exhibit hereto (including without limitation, the Quality Agreement and any Proposal), the terms and conditions of the body of this Agreement shall govern. No agreement or understanding varying or extending this Agreement shall be binding upon either Party, unless set forth in a writing which specifically refers to the Agreement that is signed by duly authorized officers or representatives of the respective Parties, and the provisions of the Agreement not specifically amended thereby shall remain in full force and effect.

13.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement.

NEUROGESX INC.		FORMOSA LABORATORIES, INC.

By:	/s/ Stephen F. Ghiglieri	By:	/s/ Chen-Yu Cheng

Name:	Stephen F. Ghiglieri	Name:	Chen-Yu Cheng, Ph.D.

Title:	Chief Financial Officer	Title:	Chief Executive Officer

EXHIBIT A

QUALITY ASSURANCE AGREEMENT

[Following this Page]

Commercial Quality Assurance Agreement

Between

NeurogesX, Inc.

And

Formosa Laboratories, Inc.

1.	INTRODUCTION AND SCOPE

1.1	The purpose of this Quality Agreement is to define and establish the obligations and responsibilities of Formosa Laboratories, Inc. (Formosa) and NeurogesX, Inc. (NGX) as they relate to the development, manufacture and supply of Active Pharmaceutical Ingredients (API) to NGX by Formosa for clinical studies and commercial supply. All manufacture and supply of API will be performed in accordance with current Good Manufacturing Practices and the International Conference on Harmonization (ICH) Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients.

1.2	NGX and Formosa are responsible for the steps involved in manufacture, control, packaging and final release of API as specified in this agreement.

1.3	This Agreement and appendices will be accessible to competent Regulatory Agencies as required.

1.4	Both the NGX and Formosa Quality Assurance Units are responsible for keeping this document current, and changes as such will be submitted through the NGX Quality Assurance Unit, who shall be responsible for maintaining this Quality Agreement and its revision control. Modifications will be agreed between the parties and reflected in written revisions.

2.	DEFINITIONS

2.1	Active Pharmaceutical Ingredient (API) – any component that is intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment or prevention of disease, or to affect the structure or any function of the body of humans or other animals. The term includes those components that may undergo chemical change in the manufacture of the drug product and be present in the drug product in a modified form intended to furnish the specified activity or effect.

2.2	Batch (or Lot) – a specific quantity of drug substance or other material that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacture order during the same cycle of manufacture

2.3	C of A – Certificate of Analysis, list of all tests required to adequately characterize a material including all test results for each test, acceptance criteria and reference of the test methods used with an approval of the appropriate QC and QA departments.

2.4	Certificate of Compliance – The Certificate of Compliance certifies that the API has been produced according to all applicable cGMP regulations as defined above, [***] internal procedures and batch records, and all relevant NGX regulatory submissions.

2.5	Change Control: a documented and controlled process by which changes to facilities, equipment and processes are documented, reviewed and approved before they are implemented. Change control procedures apply to changes of facilities, utilities, design, components, software and computerized systems, manufacturing equipment, labeling, packaging materials, as well as standard operating procedures, specifications, manufacturing instructions and other product specific documentation. Change control procedures need to include as a minimum:

[***]

Changes to facilities, utilities, systems, processes or methods that potentially affect an approved market application may need to be submitted to Regulatory Authorities for notification or prior approval. NGX Regulatory Affairs department will determine the level of change required and the impact to

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

regulatory filings. (see 21 CFR 211.100, 211.160; FDA Guidance for Industry, BACPAC I, Feb.2001, PAC-ATLS, Apr.1998, Changes to an Approved NDA or ANDA, Apr. 2004, Changes to an Approved NDA or ANDA – Questions and Answers, Jan.2001; see also for reference: Scale-up and Postapproval Changes: Chemistry, Manufacturing and Controls; Semisolid Dosage Forms)

2.6	cGMP – current Good Manufacturing Practices, which shall include all applicable standards relating to manufacturing practices for Active Pharmaceutical Ingredients, starting materials and intermediates (i) in the form of laws or regulations, or (ii) in the form of guidance documents (including, but not limited to, advisory opinions, compliance policy guides and guidelines) which are being implemented within the pharmaceutical manufacturing industry for like products; in each case, which are promulgated by the FDA. This includes but is not limited to FDA regulations 21CFR parts 11, 210, and 211 as well as EU Directives 2004/27/EC and 2004/28/EC, and the EC Guide to Good Manufacturing Practice for Medicinal Drug Products, Part II, as well as the International Conference of Harmonization Guidance Q7A.

2.7	Developer – Any third party who provides the service of developing formulas, processes, test methods, software or systems for use in manufacturing drug substance, intermediates, bulk drug product, or finished drug product

2.8	FDA – United States Food and Drug Administration, or any successor agency

2.9	Final Drug Substance Specification – the combination of physical, chemical, biological, and microbiological tests and acceptance criteria that an API should meet throughout its shelf life.

2.10	Final Release – The release of the API by NGX QA Unit for further processing of finished product for clinical trials or commercial use. Final release signifies that the material has been produced using approved processes and meets the established specifications and regulatory submissions as determined by NGX QA review of all relevant documentation.

2.11	Manufacturer’s Release – The release of the API by Formosa’s Quality Assurance Unit. Release signifies that the material has been produced using approved processes, in compliance with cGMP regulations and meets the established specifications as determined by Formosa QA’s review of all relevant documentation.

2.12	Master Production Record – a set of specific and detailed instructions required to manufacture a batch of intermediates or API.

2.13	Material Violation – a regulatory violation of a magnitude requiring a Significant Change in order to correct the violation .

2.14	Notification – means an e-mail, fax or phone call, unless “notification in writing” is specified, which means an e-mail or fax.

2.15	OOS – out-of-specification result, a test result that is outside of the preestablished specification and is investigated and documented per Standard Operating Procedures for such results.

2.16	Product – any API manufactured by Formosa for NGX under this Quality Agreement

2.17	Quality Assurance Unit – an independent unit within the organization responsible for duties associated with assuring the quality of the API and its intermediates.

2.18

Significant Change – a proposed change to a raw material, packaging or labeling component, equipment, manufacturing method or procedure, product or material specification or requirements, sampling method, test method or release requirement or procedure of any kind known to or reasonably likely to affect the quality, stability, shelf life or other characteristics of the API or any of its starting materials or intermediates, or that would require the parties to make additional regulatory filings, including to the Investigational New Drug (IND) Application, New Drug Application (NDA) or other applicable market application.

2.19	Significant Deviation – a planned or unplanned deviation from written procedures, including the specifications, quality control procedures or manufacturing processes known to, or reasonably likely to have an impact on the quality, stability, shelf life or other characteristics of the API or any of its starting materials or intermediates, or that would require the parties to make additional regulatory filings, including to the Investigational New Drug (IND) Application, New Drug Application (NDA), or equivalent Regulatory filings.

2.20	Stability – the ability of the API to remain within its established specifications throughout its retest or expiration period, as appropriate.

2.21	Starting Material – The Regulatory starting materials defining the beginning of the GMP portion of an API synthesis.

2.22	SOP – Standard Operating Procedures

2.23	Supplier – any third party who provides materials that will be used in manufacture of the API or as primary packaging or labeling components for NeurogesX products

2.24	Third Party Service Provider – an independent service contracted for any aspect of manufacturing or testing (TPSP)

3.	Overview of Functions and Responsibilities

NeurogesX, Inc.	Formosa Laboratories, Inc.	Third Party
San Carlos Business Park	No. 36-1 Hoping Street	NA
981F Industrial Road	Louchu County
San Carlos, CA 94070-4117	Taoyuan, Taiwan 338
USA

Responsibilities:	NeurogesX	Formosa	Third Party
SPONSOR	[***]	[***]	[***]
STARTING MATERIALS	[***]	[***]	[***]
Purchasing	[***]	[***]	[***]
Quality Control testing	[***]	[***]	[***]
Specifications + methods	[***]	[***]	[***]
Reserve samples	[***]	[***]	[***]
	[***]	[***]	[***]
RAW MATERIALS	[***]	[***]	[***]
Purchasing	[***]	[***]	[***]
Quality Control Testing	[***]	[***]	[***]
Specifications and methods	[***]	[***]	[***]
Reserve samples	[***]	[***]	[***]
	[***]	[***]	[***]
PACKAGING MATERIALS	[***]	[***]	[***]
Purchasing	[***]	[***]	[***]
Quality Control Testing	[***]	[***]	[***]
Specifications + methods	[***]	[***]	[***]
Reserve samples	[***]	[***]	[***]
	[***]	[***]	[***]
PRODUCTION	[***]	[***]	[***]
Current production formula	[***]	[***]	[***]
–Manufacturing of the API and its intermediates and in-process controls	[***]	[***]	[***]
–Primary packaging (incl. in-process-controls)	[***]	[***]	[***]
–Cleaning Confirmation	[***]	[***]	[***]
–Secondary packaging (incl. in-process-controls)	[***]	[***]	[***]
Labeling for clinical supplies	[***]	[***]	[***]
Labeling of commercial supplies	[***]	[***]	[***]
	[***]	[***]	[***]
QUALITY CONTROL	[***]	[***]	[***]
Testing of the intermediates and API	[***]	[***]	[***]
Testing and tracking of reference standard	[***]	[***]	[***]
Characterization of reference standard	[***]	[***]	[***]
Tracking API impurity profile	[***]	[***]	[***]

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Responsibilities:	NeurogesX	Formosa	Third Party
Stability protocol development	[***]	[***]	[***]
Stability protocol review and approval	[***]	[***]	[***]
Stability testing of API used in NGX clinical and commercial lots	[***]	[***]	[***]
Stability report generation	[***]	[***]	[***]
Stability report review and approval	[***]	[***]	[***]
Establishing retest / expiration date	[***]	[***]	[***]
Analytical method development	[***]	[***]	[***]
	[***]	[***]	[***]
QUALITY ASSURANCE	[***]	[***]	[***]
Release of the starting materials and raw materials	[***]	[***]	[***]
Manufacturer’s release of API for use in NGX clinical or commercial supplies	[***]	[***]	[***]
Final release of API for use in NGX clinical or commercial supply	[***]	[***]	[***]
Tracking and inspection of API reserve samples	[***]	[***]	[***]
	[***]	[***]	[***]
VENDOR QUALIFICATIONS	[***]	[***]	[***]
Third party manufacturers qualification	[***]	[***]	[***]
	[***]	[***]	[***]
INVESTIGATIONS	[***]	[***]	[***]
Deviation investigation	[***]	[***]	[***]
Deviation approval (significant)	[***]	[***]	[***]
Out of specification results investigations	[***]	[***]	[***]
Out-of-Specification report approval	[***]	[***]	[***]
Review and approval of any other significant quality incident or non-conformance	[***]	[***]	[***]
	[***]	[***]	[***]
VALIDATION	[***]	[***]	[***]
Facility/utility/equipment validation	[***]	[***]	[***]
Cleaning validation	[***]	[***]	[***]
Computer validation	[***]	[***]	[***]
Analytical method validation protocol approval	[***]	[***]	[***]
Analytical method validation execution	[***]	[***]	[***]
Analytical method validation report approval	[***]	[***]	[***]
Process validation plan and protocol approval	[***]	[***]	[***]
Process validation execution	[***]	[***]	[***]
Process validation report approval	[***]	[***]	[***]
Development reports	[***]	[***]	[***]
Analytical methods	[***]	[***]	[***]
Production processes	[***]	[***]	[***]
	[***]	[***]	[***]
CHANGE CONTROL	[***]	[***]	[***]
Process and Formulation	[***]	[***]	[***]
Equipment (except like-for-like changes)	[***]	[***]	[***]

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Responsibilities:	NeurogesX	Formosa	Third Party
Test Methods	[***]	[***]	[***]
Specifications	[***]	[***]	[***]
Computer systems directly impacting the quality of NGX products	[***]	[***]	[***]
Impact to Regulatory Filings and level of change	[***]	[***]	[***]
	[***]	[***]	[***]
COMPLAINTS AND RECALLS	[***]	[***]	[***]
Complaints and Recalls	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
SHIPPING of API	[***]	[***]	[***]
Definition of shipping procedures	[***]	[***]	[***]
Authorization of API shipments for clinical or commercial manufacture	[***]	[***]	[***]
Shipping of the API	[***]	[***]	[***]

X in both columns – to be approved by both parties

X* – to be available for review by NGX prior to finalization

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	Description of Functions and Responsibilities

4.1	Production of Product – Formosa shall manufacture and test NGX’s starting materials, intermediates and APIs in accordance with [***] SOPs, cGMPs, applicable laws and regulations, including all applicable FDA regulations, any applicable local laws and regulations in the place of manufacture, and any Investigational New Drug (IND), New Drug Application (NDA), Medicinal Application Authorization (MAA), and other regulatory filings or approvals for the Drug Product manufactured from the API (collectively, the “Regulatory Requirements”), and applicable contracts between Formosa and NGX. The manufactured material shall adhere to the specification supplied by NGX and be in compliance with all cGMPs and any other applicable Regulatory Requirements. Formosa will prepare for each batch of Product manufactured for NGX, the complete production record documentation (see Appendix 1, Batch Accompanying Documentation). The documentation will be readily accessible for review and inspection by NGX and regulatory authorities, and true and complete copies of these records will be sent to NGX by Formosa for each batch of Product produced (see Appendix I).

4.2	Control of Suppliers – Formosa shall maintain an approved supplier’s list in accordance with Formosa’s procedures. NGX’s approval will be required for any supplier change for starting materials used in NGX’s products. Formosa shall notify NGX of intended change in suppliers at least [***] in advance of implementing the change whenever possible. Formosa will provide the [***] to NGX upon request. Changes in suppliers of solvents will require a notification to NGX. The initial approved supplier’s list shall be subject to NGX’s written approval.

Formosa is responsible for auditing and qualification of starting material and raw material suppliers according to cGMP regulations for all starting materials, raw materials, intermediates and processing aids used in the GMP steps of the manufacturing process.

Formosa’s audit logs, audit reports and qualification status of suppliers will be available for review by NGX during NGX audits.

4.3	Third Party Service Providers – Should Formosa employ a third party service provider (TPSP) for any manufacture, testing, storage or shipping of NGX’s product, NGX and Formosa and the TPSP will agree on the following:

1.	Formosa will not use any TPSP without a written consent by NGX.

2.	Formosa will be the primary contact with the TPSP.

3.	Formosa will adequately qualify the supplier according to Formosa policies and procedures (including on-site audits) and this Quality Assurance Agreement.

4.	Formosa will be responsible for release and review of any one part or all parts of the process performed by the TPSP, and shall be responsible for any actions performed by the TPSP with respect to NGX’s product as if performed by Formosa itself.

5.	Formosa will perform appropriate process transfer according to their internal procedures and applicable regulations.

6.	NGX retains the right to review or obtain copies of documents created by TPSPs and retained by Formosa.

7.	The TPSP shall comply with a Quality Assurance Agreement substantially similar to this agreement and any other agreements between Formosa and NGX applicable to Product.

8.	NGX reserves the right to audit the TSPS if desired and to review audit reports generated by Formosa.

4.4	Printed Materials – The API supplied to NGX hereunder shall be packaged, labeled and stored in accordance with instructions from NGX.

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.5	API Specifications – The referenced API(s) must be manufactured, packaged, labeled (if necessary) and handled according to the written specifications and procedures as outlined in this agreement. Changes to the specifications shall be mutually agreed upon and approved in writing by both parties.

In testing starting materials, intermediates and API(s) [***] the analytical methods requiring validation. Methods which appear in the current compendia or other recognized standard references should be written in sufficient detail to describe specific equipment and analytical parameter ranges. Product aspect methods such as appearance, color and clarity of solution shall also be written. For those analytical methods developed by Formosa, documentation supporting the development and validation of the analytical method shall be supplied upon request to NGX.

Each lot of API will be sampled and tested in accordance with the agreed upon [***] procedures, Regulatory Requirements, and must meet the specifications as outlined in this agreement.

4.6	Manufacturing Documentation – Formosa is responsible for the preparation and revision of Master Batch Records, Test Methods and Shipping Instructions for the Product. Formosa will provide these documents to NGX for review and approval before they are used in any manufacturing, testing or shipping operations. Editorial changes or changes in formatting that do not change the content of the document do not require NGX prior approval, however, copies of the revised documents will be provided to NGX immediately after the change has been implemented.

4.7	Reserve samples – Formosa shall keep retention samples of raw materials as required by [***] SOPs and Regulatory Requirements under the recommended storage conditions or better. Formosa shall keep retention samples of regulatory starting materials, intermediates (where applicable) and drug substance as required by Regulatory Requirements, for each batch of API produced. The quantity of starting materials and intermediates should be [***] the amount required to perform all physical and chemical tests according to the specification. Intermediate samples need to be held until the final API has been released by NGX.

The quantity of API retained should be at least [***] the amount to be able to perform all physical and chemical tests according to the Certificate of Analysis. Formosa will visually inspect all retain samples annually and inform NGX within [***] if any unusual observations are made during the inspections.

4.8	Reprocessing and Reworking – Reprocessing or reworking of the API or any other intermediates in the GMP stages of the manufacturing process is not allowed under this Quality Agreement.

4.9	Deviations

4.9.1.	Planned Deviations – Any planned deviations will be fully documented in accordance with [***] procedures. Formosa will inform NGX QA in advance of any manufacturing run or testing activity that requires a significant planned deviation. NGX will review and approve the deviation before beginning of the manufacturing run or testing activity.

4.9.2.	Unplanned Deviations – Any unplanned deviations from approved procedures, batch records, specifications or test methods will be immediately investigated, evaluated, documented and approved by Formosa’s QA unit. Formosa QA will notify NGX QA of any significant unplanned deviation occurring during a manufacturing run within [***] and of any other significant deviation within [***]. NGX QA unit will review and approve the investigation plan. NGX reserves the right to request additional or more in-depth investigation by Formosa. The documentation of the deviation, the investigation and any necessary actions required for resolution will be retained as part of the batch document for the batch(es) affected. A copy thereof will be provided

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

to NGX no later than [***] after completion of the investigation by Formosa for NGX review and approval.

4.10	OOS Results and other Non-Conformances – Formosa QA will inform NGX QA within [***] of any OOS result obtained during release or stability testing of the API or of any other non-conformance that occurred during the receiving, manufacturing or testing of NGX products. The OOS and non-conformance investigation will be conducted in accordance to [***] procedures. NGX will review and approve all investigation plans before they are executed. NGX reserves the right to request additional or more in-depth investigation by Formosa. The investigation will be completed within [***], or, if that is not possible, a justification will be included with the investigation documentation. The documentation of the incident, the investigation and any necessary actions required for resolution will be retained as part of the batch document for the batch(es) affected. A copy thereof will be provided to NGX no later than [***] after completion of the investigation by Formosa for NGX review and approval. All actions investigating non-conformances and justifying the release of the batch of material must be fully documented. Formosa will inform NGX of completion of the corrective actions and provide supporting documentation.

4.11	Product Complaints, Recalls – NGX will inform Formosa of any product complaint it receives that is potentially related to API quality. Formosa will promptly investigate the potential quality issue as described under non-conformances above. Formosa will provide copies of all relevant information to NGX for review and approval as described above. In addition, NGX will investigate and document the product complaint according to its internal procedures and include copies of all relevant Formosa information. NGX is responsible for any correspondence with Regulatory Authorities and the originators of complaints.

Formosa will inform NGX within [***] of any product complaint it receives that is potentially related to Product. [***]. In addition, NGX will also investigate the incident according to [***] procedures. Formosa will inform NGX of any field alerts or recalls of products produced by other manufacturers from lots of Formosa’s capsaicin API within [***].

Formosa will maintain clear traceability of all materials used in the manufacture of the API. It will assist NGX with the highest priority if a situation arises that potentially requires recall of Product.

4.12	Release of Product – Formosa QA will review all applicable test results and batch records for each isolated intermediate during a manufacturing run and perform manufacturer’s release before the intermediate can be used in the next production step.

Formosa will perform the manufacturer’s release of each batch of API. Formosa will provide copies to NGX of all documentation outlined in Section “Batch Accompanying Documentation”, for each batch produced, no later than [***] from completion of manufacture of the batch.

NGX will perform a comprehensive review of the documentation and inform Formosa of any quality or regulatory issues identified during the review. [***]

NGX QA will perform the final release of the API batch for further manufacturing for clinical or commercial use. NGX will inform Formosa of acceptance or rejection of the batch.

4.13	Shipment of Product – Formosa will not ship any API to any destination on behalf of NGX until NGX has released the API and authorized shipment or unless prior approval has been received from NGX to perform such shipments. Formosa will ship the API according to procedures defined by NGX.

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.14	Solvents – Formosa will use recycled solvents only for the same synthesis step of the same product. Recylced solvents have to be tested and meet an approved specification before they can be reused. They will be clearly labeled as such, including the product name and step number for which it can be used.

4.15	Change Control – Changes to raw materials, packaging materials, equipment, utilities, facilities, computer systems, manufacturing methods and procedures, product and material specifications and requirements, sampling, test methods, and release requirements that potentially affect the quality, purity, strength or identity of the API or any of its starting materials or intermediates or that potentially affect a regulatory filing, require prior written approval from NGX.

Formosa will inform NGX of any changes that potentially affect an approved market application or the validation status of the manufacturing process [***]. NGX reserves the right to reject any changes that significantly affect an approved market application. NGX Regulatory Affairs department will determine the impact of the change on the filing and the level of change (i.e. prior-approval, changes-being-effected supplement, or [***] update) according to applicable regulations prior to approval and implementation of the change. [***].

Depending on the level of the change (i.e. prior-approval changes, or changes-being-affected) and the revalidation requirements, implementation of a major change may take a considerable time. It is the responsibility of Formosa to inform NGX of a change early enough prior to implementation so that sufficient time is available for required regulatory filings and revalidation, as applicable. NGX reserves the right to reject any changes if a sufficient timeframe for regulatory filings and revalidation is not provided.

Changes that potentially impact the quality, purity, strength or identity of the product or the validated state of equipment, systems or processes include, but are not limited to:

[***].

Changes to the approved Master Production Records and Final Product Specifications will always require Formosa’s and NGX’s written approvals.

All changes will be implemented according to [***] change control procedures. These procedures will satisfy the minimum requirements outlined in the Definition section. Notification of a proposed change to NGX and review and approval by NGX will be handled according to [***] written procedures.

4.16	Audits and Inspections of Facilities and Products – Formosa and TPSP’s will notify NGX within [***] of any inspections or actions by regulatory agencies or other enforcement bodies, of Formosa’s or any TPSP’s facilities and/or processes relating to NGX’s Product, or which could potentially impact NGX’s Product. Where reasonably possible, Formosa and TPSP’s shall afford NGX the opportunity to be present at such inspections directly related to NGX Product. Formosa will provide NGX with the results of all such inspections, as they relate to Neurogesx’s Product or Quality Systems impacting NGX Product, no more than [***] from the completion of that inspection, as time is of the essence.

Formosa will provide NGX any correspondence or notices from any regulatory authority, including the FDA or local governmental agencies, relating to [***] no later than [***] following such receipt. Formosa will provide NGX with concurrent copies of any responses to any such correspondence or notices (e.g., FDA 483 notice). NGX will review and approve any written response to any such inspections, notices and/or correspondences applicable to NeurogesX Product prior to submission.

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

NGX reserves the right to audit Formosa’s facilities, systems, documents and processes under the accompaniment of Formosa personnel, (including validation, investigation and qualification processes) as they relate to the manufacture and control of NGX’s Product or otherwise relating to Formosa’s performance of this Agreement. These audits may be performed on an annual basis or as mutually agreed upon by Formosa and NGX and at times convenient to NGX and Formosa. In addition to an annual audit, NGX reserves the right to perform for-cause audits as needed. Formosa will respond to in writing, and forward all responses to observations, generated during NGX’s audit within [***] of issuance of the final audit report.

NGX also reserves the right to audit TPSPs (e.g. contract laboratories, third party manufacturers, etc) if utilized by Formosa in the manufacture or testing of API in any capacity.

NGX reserves the right to be on site at Formosa during manufacture and testing of starting materials, intermediates or APIs, including presence in the manufacturing suites and/or during regulatory inspections specific to NGX’s Product including presence in the inspection room with adequate notice to Formosa.

4.17	[***] Product Reviews – Formosa will track the manufacturing history of the API, including test results, impurity profiles, changes, deviations, OOSs and investigations and perform trending analysis on parameters agreed upon between Formosa and NGX. Formosa will provide NGX with [***] summary of this information. [***] on a procedure for conducting of [***] Product Reviews.

[***] determine any corrective actions resulting from the review of the trending results or any other information in the [***] Report.

NGX is responsible for compiling [***] Product Reviews and for their submission to Regulatory Authorities.

4.18	Storage of Product – Formosa agrees to store bulk and / or released API under appropriate product label storage conditions and in a secured area, to ensure it complies with all the quality specifications, attributes and in compliance with all applicable regulations. If special storage conditions are necessary for special purposes, the conditions, timeframes and material requirements will be supplied in writing by NGX.

4.19	Stability Activities – Formosa is responsible for writing of stability protocols, stability testing, data interpretation and reporting. Stability studies will be conducted in accordance with ICH guidelines. Stability protocols will be approved by NGX prior to initiation of the stability study. Stability samples will be placed in qualified chambers with continuous temperature monitoring. For each batch on stability, Formosa will provide NGX with an updated summary table of all stability results for all time points up to the current time point and no later than [***] after the completion of testing for each time point. [***], as part of the [***] report, Formosa will compile a report discussing and trending all available results for all batches on stability. NGX will review and approve the report. After completion of a stability study, Formosa will generate a final report for NGX review and approval.

NGX is responsible for updating stability information with Regulatory Authorities and for establishing retest / expiration dates.

All stability related activities under the responsibility of Formosa will be completed in a timely manner according to Formosa’s internal procedures, the agreed-upon stability protocols and applicable regulations. NGX will notify Formosa to terminate stability programs 1) at the conclusion of a

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

clinical trial, 2) when a stability protocol is cancelled or 3) when the lot on stability is no longer relevant due to product or clinical program decisions made by NGX.

4.20	Validation and Qualification – Formosa is responsible to ensure that all equipment, facilities, utilities and computer systems used for the production of the GMP steps of the API are qualified or validated in accordance with all applicable GMP regulations and guidance documents and are maintained in a validated state.

4.21	Process and Analytical Method Validation – Formosa will generate process and method validation protocols in accordance with all applicable cGMP regulations, guidances and ICH guidances. [***]. Formosa is responsible for the execution of the validation activities and generation of final reports. NGX will review and approve the final reports. Any problems encountered during the execution of the protocol must be documented by Formosa and notifications must be sent to NGX within [***].

4.22	Retention of Records – Formosa will retain all original manufacturing and testing records as part of the batch history record for a period of no less than [***] past the expiration date of the API batch, including cleaning verification results. Process, cleaning and method validation records, as well as batch history records and testing records associated with process validation or cleaning validation will be retained for the life of the market application. Alternatively, Formosa may provide the original records to NGX for retention over the required time period.

Formosa will retain all equipment, utility, facility or computer system validation / qualification records for a period of no less than [***] after the decommissioning of the equipment, utility, facility or computer system.

Formosa will inform NGX before destruction of any original records related to manufacturing or testing activities for NGX and give NGX the right to obtain these records before they are destroyed.

NGX and Formosa will meet periodically to review quality issues related to the obligations and responsibilities as described in this Quality Agreement. During this review the quality issues related to the past production by Formosa will be reviewed. The information discussed will be documented by [***].

Approved by:

/s/ Claudia Hartke	May 19, 2006	/s/ Chen-Yu Cheng	6/17/06
Dr. C. Hartke (Sr. Director, Quality Assurance)		Dr. Chen-Yu Cheng (President)

/s/ Karen Harder	19 May 2006	/s/ Lino Tsai	June 6, 2006
Ms. K. Harder (Sr. VP, Regulatory Affairs and Technical Operations)		Ms. Lino Tsai (VP Regulatory Affairs)

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1

Batch Accompanying Documentation

Formosa will provide an authentic copy of the batch records to NeurogesX for clinical and commercial batches in compliance with Formosa’s API release procedure (current version).

The following documents shall be provided to NeurogesX with each delivery of the API to the NGX specified recipient:

[***]

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2

Persons to Contact

NeurogesX, Inc. (NGX)

[***]

[***]

Formosa Laboratories, Inc. (Formosa)

[***]

[***]

[***]

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

[***]

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

[***]

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

BATCH PRICES

[***]

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

[***]

[***]	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.